Exhibit (t)

POWER OF ATTORNEY

The undersigned, Barry Cohen, Robert L. Borden, Glenn N. Marchak, Carl J. Rickertsen, Todd J. Slotkin, and Elliot Stein, Jr., Directors of Apollo Tactical Income Fund, Inc., (the “Fund”), hereby authorize Joseph D. Glatt and Isabelle Gold, as attorney-in-fact, to sign on his behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statement on Form N-2 for the Fund or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of the Fund and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, via facsimile, email or other means, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 18th day of February 2022.

Signature	Title

/s/ BARRY COHEN Barry Cohen	Director

/s/ ROBERT L. BORDEN Robert L. Borden	Director

/s/ GLENN N. MARCHAK Glenn N. Marchak	Director

/s/ CARL J. RICKERTSEN Carl J. Rickertsen	Director

/s/ TODD J. SLOTKIN Todd J. Slotkin	Director

/s/ ELLIOT STEIN, JR. Elliot Stein, Jr.	Director